Exhibit 99.2

Non-GAAP Financial Measures
We define Non-GAAP Adjusted Net Income as Net Income before inventory step-up charges, certain other legal and professional fees, other acquisition and integration-related costs, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. We define Non-GAAP Free Cash Flow as Net Cash provided by operating activities less cash paid for capital expenditures. We define Non-GAAP Operating Cash Flow as net cash provided by operating activities plus payments associated with acquisitions for integration, transition and other payments associated with acquisitions and additional debt premium payments and acceleration of debt discount and debt finance costs due to debt refinancing. We define Non-GAAP Adjusted Free Cash Flow as Non-GAAP Operating Cash Flow less purchases of property and equipment. We calculate Non-GAAP Free Cash Flow Conversion by dividing Non-GAAP Adjusted Free Cash Flow by Non-GAAP Adjusted Net Income.

Non-GAAP Adjusted Net Income, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow may not be comparable to similarly titled measures reported by other companies. The following tables set forth the reconciliation of Non-GAAP Adjusted Net Income, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow and the calculation of Non-GAAP Adjusted Free Cash Flow Conversion, all of which are non-GAAP financial measures, to GAAP Net Income and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income:

	Year Ended March 31,	Six Months Ended September 30,		LTM September 30,
	2014	2014	2013	2014
($ In thousands)
GAAP Net Income	$72,615	$33,195	$53,484	$52,326
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions	577	246	577	246
Inventory step-up charges associated with Insight acquisition	—	653	—	653
Care acquisition related inventory costs	407	—	407	—
Legal and professional fees associated with acquisitions and divestitures	1,111	9,857	668	10,300
Stamp/Duty Tax on Australian acquisition	—	2,940	—	2,940
Integration, transition and other costs associated with acquisitions	—	4,432	—	4,432
Accelerated amortization of debt discount and debt issue costs	5,477			5,477
Loss on extinguishment of debt	18,286			18,286
Tax impact of adjustments	(9,100)	(3,469)	(356)	(12,213)
Impact of state tax adjustments	(9,465)	—	(9,085)	(380)
Total adjustments	7,293	14,659	(7,789)	29,741
Non-GAAP Adjusted Net Income	$79,908	$47,854	$45,695	$82,067

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Free Cash Flow and Non-GAAP Free Cash Flow:

	Year Ended March 31,	Six Months Ended September 30,		LTM September 30,
	2014	2014	2013	2014
($ In thousands)
GAAP Net Income	$72,615	$33,195	$53,484	$52,326
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	50,912	24,855	16,174	59,593
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(11,945)	(992)	(14,060)	1,123
Total adjustments	38,967	23,863	2,114	60,716
GAAP Net cash provided by operating activities	111,582	57,058	55,598	113,042
Premium payment on 2010 Senior Notes	15,527	—	—	15,527
Accelerated interest payments due to debt refinancing	4,675	—	—	4,675
Integration, transition and other payments associated with acquisitions		12,417	—	12,417
Non-GAAP Operating Cash Flow	131,784	69,475	55,598	145,661
Purchases of property and equipment	(2,764)	(1,380)	(2,319)	(1,825)
Non-GAAP Adjusted Free Cash Flow	$129,020	$68,095	$53,279	$143,836

GAAP Net cash provided by operating activities	$111,582	$57,058	$55,598	$113,042
Purchases of property and equipment	(2,764)	(1,380)	(2,319)	(1,825)
Non-GAAP Free Cash Flow	$108,818	$55,678	$53,279	$111,217

Calculation of Non-GAAP Adjusted Free Cash Flow Conversion:

	Year Ended March 31,	Six Months Ended September 30,		LTM September 30,
	2014	2014	2013	2014
($ In thousands)
Non-GAAP Adjusted Free Cash Flow	$129,020	$68,095	$53,279	$143,836
Non-GAAP Adjusted Net Income	$79,908	$47,854	$45,695	$82,067
Non-GAAP Adjusted Free Cash Flow Conversion	161%	142%	117%	175%